Exhibit 99.2

Eric Salzman Named to Board of Directors of Game Trading Technologies, Inc.

Apr. 26, 2010 (PR Newswire) -- HUNT VALLEY, Md., April 26 /PRNewswire-FirstCall/ -- Game Trading Technologies, Inc. (OTC Bulletin Board: GMTD, the "Company"), a leading game trading services provider focused on technology, supply and services in the fast growing, pre-owned video game market, announced today that Eric Salzman, an experienced and accomplished veteran of the financial and investment banking industry has joined the Company's Board of Directors.

Mr. Salzman is currently a Managing Director with Lehman Brothers Holdings Inc. where he manages a multi-billion dollar portfolio of investments including US and European direct private equity, mezzanine and illiquid loan positions held by Lehman Brothers.  Prior to that position, Mr. Salzman spent four years in the Global Trading Strategies Group at Lehman Brothers where he served as a Managing Director and Portfolio Manager investing in special situations.  With more than 17 years of Mergers and Acquisition ("M&A") and principal investment experience, Mr. Salzman has developed extensive expertise in public equity, private equity and fixed income investing including growth company opportunities.  Prior to Lehman Brothers, Mr. Salzman was the senior research analyst at DKR/Basso Capital Management, a $1.2B multi-strategy hedge fund where he focused on technology and telecommunication. Previous to that Mr. Salzman spent seven years in private equity as a senior investment professional in Lehman Brothers Private Equity Group, Gramercy Communications Partners and Credit Suisse Asset Management.  Eric began his career in the M&A Group of Credit Suisse First Boston, having earned a Bachelor's Degree with high honors in English from the University of Michigan and a master's degree from Harvard Business School.

"Eric brings accomplished financial experience to the Game Trading Technologies Board," said Todd Hays, President and CEO of Game Trading Technologies, Inc.  "As the tremendous opportunities we have in front of us continue to grow and our markets expand, Eric's experience and expertise will be of great value to the Company," added Hays.

About Game Trading Technologies, Inc.

Founded in 2003 and headquartered in Hunt Valley, MD, Game Trading Technologies, Inc. is a leading video game trading services provider focused on valuation, procurement, refurbishment, and redistribution of pre-owned video games.  Game Trading Technologies, Inc. currently offers unique services, supported by innovative technologies to an array of national firms, allowing them to better serve customers who want to trade their games for store credit or purchase pre-owned games.  The foundation of most of these relationships is Game Trading Technologies, Inc.'s proprietary game trading database, which updates values on more than 10,000 video games and consoles on a daily basis according to market conditions.  Game Trading Technologies, Inc. shares are traded on the OTCBB under the symbol 'GMTD'.  Additional information is available within Company's website at www.gtti.com or by calling (877) 631-GAME (4263).

Forward Looking Statements

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Game Trading Technologies' current expectations about its future results, performance, prospects and opportunities.  Game Trading Technologies has tried to identify these forward-looking statements by using words and phrases such as "may," "will," "expects," "anticipates," "believes," "intends," "estimates," "plan," "should," "typical," "preliminary," "hope," or similar expressions. These forward-looking statements are based on information currently available to Game Trading Technologies and are subject to a number of risks, uncertainties and other factors that could cause Game Trading Technologies' actual results, performance, prospects or opportunities during the remainder of 2010 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in Game Trading Technologies' current report on Form 8-K, which may be found at www.sec.gov or as may be described from time to time in Game Trading Technologies' subsequent SEC filings.

For more information, contact:

Game Trading Technologies, Inc.
Investor Relations
Contact: Jody Janson
Tel: (877) 631-GAME (4263)
Email: jody@gtti.com